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                                                                    Exhibit 10.8


                                                                     PAR-RN 1998


                             RJR NABISCO HOLDINGS CORP.

                           1990 LONG TERM INCENTIVE PLAN

                      PERFORMANCE APPRECIATION RIGHT AGREEMENT

                          DATE OF GRANT: FEBRUARY 6, 19987


     1. GRANT. Pursuant to the RJR Nabisco Holdings Corp. 1990 Long Term Incentive Plan (the "Plan"), RJR Nabisco Holdings Corp. ("RJRN Holdings") hereby grants the following Performance Appreciation Rights ("Appreciation Rights") to

                              ("you", or the "Grantee")


subject to the terms and conditions of the Plan and this Agreement (the "Agreement"):

     a)   RJR Nabisco, Inc. (RJRN) Appreciation Rights
     b)   R.J. Reynolds Tobacco Company (RJRT) Appreciation Rights
     c)   R.J. Reynolds International (RJRI) Appreciation Rights
     d)   Nabisco Holdings Corp. (Nabisco) Appreciation Rights


          Total
          -----

     This grant supersedes and cancels any other grant of Performance Appreciation Rights made to you and dated as of the Date of Grant.

     2. DEFINITIONS. Capitalized terms have the meanings set forth in Exhibit A to this Agreement or, if not defined therein, the Plan.

     3.  VALUATION.

     (a) Each Appreciation Right represents the right to receive a cash payment from RJRN Holdings in an amount (the "Payment Value") equal to the excess of the
Note Value for each type of Note at the time of exercise over its Initial Value. Each of the RJRN, RJRT and RJRI Notes has an Initial Value of $36.00. Each Nabisco Note has an Initial Value of $46.00. The Note Values are set periodically pursuant to Section 3(b) below.

     (b) As soon as practicable after the end of each year during the Performance Period, the Committee will determine the Note Values as of December 31 of the preceding year for each type of Note using Performance Measures and Valuation Formulas determined by the Committee. The Committee will set Note Values only once



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each year, so the Note Values will remain unchanged during the year.  The
Committee will provide a written notice (the "Valuation Notice") setting forth the Note Values and the Payment Values for Appreciation Rights promptly after the Committee completes each valuation.

     (c) In general, the Payment Value for each type of Appreciation Right will be based on the Note Value in effect at the time of exercise. However, for exercises within thirty (30) days of the date the Committee makes its regular annual determination of new Note Values pursuant to Section 3(b) above, the Payment Value for Appreciation Rights that were exercisable during the immediately preceding year will be calculated using the higher of the Note Values in effect for the year of exercise or the Note Values in effect for the immediately preceding year.

     (d) In the event of a Change of Control or a Spinoff, the Payment Value of each Appreciation Right will equal the greater of (i) the Payment Value of the Appreciation Right as determined pursuant to Sections 3(b) and 3(c) above, and
(ii) the excess, on the date of the Change of Control or the fourth business day preceding the record date of the Spinoff, as applicable, of (A) the Closing Price of the RJRN Common Stock over $36.00, in the case of RJRN, RJRT and RJRI Appreciation Rights, and (B) the Closing Price of Nabisco Stock over $46.00, in the case of Nabisco Appreciation Rights.

     4.  VESTING.

     Subject to Section 5 below, 33% of each type of Appreciation Right will vest on each of December 31, 1998 and 1999 and 34% will vest on December 31, 2000, provided in each case that you remain actively employed by a Company or one of its subsidiaries through the date of vesting.

     5.  RIGHTS IN EVENT OF TERMINATION OF EMPLOYMENT.

     (a) Unless otherwise provided in a written employment or termination agreement between you and your Employer, no additional Appreciation Rights shall vest following your Termination of Active Employment for any reason other than a Termination of Active Employment because of death, Permanent Disability, Retirement or your involuntary termination by your Employer without Cause.

     (b) In the event of your Termination of Active Employment because of death, Permanent Disability, Retirement or involuntary termination by your Employer without Cause, your Appreciation Rights will be vested in proportion to the ratio of (i) the number of partial or complete months of employment since January 1, 1998 to (ii) 36.

     (c) If your employment is terminated by your Employer without Cause within two years after a Change of Control, all of your Appreciation Rights will vest immediately.


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     (d)  If your employment is terminated by your Employer for Cause, all of your outstanding Appreciation Rights shall be cancelled and no longer exercisable as of your Termination of Active Employment.

     (e) You shall be deemed to have a "Permanent Disability" if you become totally and permanently disabled (as defined in RJR Nabisco, Inc.'s Long Term Disability Plan applicable to senior executive officers as in effect on the date hereof), or if the Board of Directors or any committee thereof so determines.

     (f) "Retirement" as used herein means retirement at age 65 or over, or early retirement at age 55 or over with at least ten (10) years of service.

     (g) "Termination of Active Employment" as used herein means termination from active employment; it does not mean termination of payment or benefits at the end of salary continuation or other form of severance or pay in lieu of salary.

     (h) If you have an employment or severance agreement, your employment shall be deemed to have been terminated for "Cause" only as such term is defined in your employment or severance agreement. If you do not have an employment or severance agreement which defines the term "Cause", your employment shall be deemed to have been terminated for "Cause" if the termination results from your
(a) criminal conduct, (b) deliberate continual refusal to perform employment duties on substantially a full time basis, (c) deliberate and continual refusal to act in accordance with any specific lawful instructions of an authorized officer or employee more senior than you, or (d) deliberate misconduct which could be materially damaging to your Employer or any of its business operations without a reasonable good faith belief by you that such conduct was in the best interests of your Employer. A termination of your employment shall not be deemed for Cause hereunder unless the senior personnel executive of your Employer shall confirm that any such termination is for Cause as defined hereunder. Any voluntary termination by your in anticipation of an involuntary termination of your employment for Cause shall be deemed to be a termination of your employment for Cause.

     6.  EXERCISE.

     (a) You may exercise your Appreciation Rights by giving a written notice to RJRN Holdings, in the manner prescribed by the Committee, which specifies the type and number of Appreciation Rights being exercised. You must exercise all of your vested Appreciation Rights for a Company unless you exercise at least 1,000 of its Appreciation Rights.

     (b) If you do not exercise them earlier, Appreciation Rights that vest pursuant to Sections 5(b) or 5(c) above will be deemed exercised as of the date of the next regularly scheduled annual Valuation Notice. In the event of any other Termination of Active Employment within the Performance Period, vested Appreciation Rights will be deemed


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exercised as soon as administratively practicable following such Termination of
Active Employment.

     (c) If you do not exercise them earlier, outstanding vested Appreciation Rights will be deemed exercised as of the last day of the Performance Period.

     7.  PAYMENT OF AWARDS.

     Promptly after your election to exercise an Appreciation Right is processed, RJRN Holdings will pay you, in cash, the amount of its Payment Value unless you have elected to defer receipt of the Payment Value pursuant to the provisions of the Plan or as otherwise provided by the Committee. However, RJRN Holdings may limit the frequency of the payments to one settlement date each month.

     8.  ADJUSTMENTS.

     The Committee may make an appropriate and equitable adjustment in the number and/or values of any type of Appreciation Rights if it determines that conditions warrant such adjustment. Such conditions may include, but are not limited to, changes in the economy, laws, regulations and generally accepted accounting principles, as well as corporate events such as a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, Spinoff or other event. Any adjustment made by the Committee shall be final and binding upon you, any Company and all other interested persons.

     9.  TAXES.

     Any taxes required by federal, state or local laws to be withheld by the Company in respect of the grant or exercise of Appreciation Rights hereunder shall be paid to the Company by you by the time such taxes are required to be paid or deposited by the Company. You hereby authorize the necessary withholding by the Company to satisfy such tax withholding obligations prior to delivery of the Payment Value.

     10.  MISCELLANEOUS.

     (a) The Committee has the power to interpret this Agreement and, together with the officers of RJRN Holdings and its subsidiaries, complete discretion in making determinations and taking action pursuant to the Agreement. All interpretations, determinations and actions by the Committee and the officers and employees to whom they delegate these responsibilities will be final, conclusive and binding on all parties.

     (b) This Agreement is subject to the Plan, a copy of which is attached. The Board may amend the Plan and the Committee may amend this Agreement at any time and in any way, except that any amendment of the Plan or this Agreement that would impair your rights hereunder may not be made without your consent.


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     (c)  This Agreement and the award to you of Appreciation Rights does not give you any right to employment or limit the ability of RJRN Holdings and its subsidiaries to terminate your employment at any time with or without cause.

     (d) Except for the payments to your beneficiaries contemplated by the Plan, you may not transfer, pledge or encumber any benefit hereunder. Except as required by law, your creditors may not attach or seize any such benefit.

     (e) Except to the extent that you receive different instructions from the Companies, you should send notices concerning this Agreement and the Appreciation Rights to The Secretary, RJR Nabisco Holdings Corp., 1301 Avenue of the Americas, New York, NY 10019-6013. RJRN Holdings will send any notices to your office or to your address as shown on the records of the Companies.


     IN WITNESS WHEREOF, RJRN Holdings and the Grantee have executed this Agreement as of the Date of Grant.


                                        RJR NABISCO HOLDINGS CORP.


                                        By:
                                           ----------------------------
                                               Authorized Signatory


---------------------------
        GRANTEE


Grantee's Taxpayer Identification Number:


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Date:
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Grantee's Home Address:


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                                     EXHIBIT A
                                    DEFINITIONS

BOARD OF DIRECTORS.  The Board of Directors of RJRN Holdings.

CLOSING PRICE. The closing sale price of the RJRN Common Stock or the Nabisco Stock, as applicable, as shown on the New York Stock Exchange consolidated tape and reported in THE WALL STREET JOURNAL.

COMMITTEE.  The Compensation Committee of the Board of Directors.

COMPANIES.  RJRN, RJRT, RJRI and Nabisco.

DATE OF GRANT.  The date of this Agreement.

EMPLOYER.  The Company (including any subsidiary) with which you are employed.

INITIAL VALUE. The initial values assigned to the Notes as of January 1, 19987, as set forth in Section 3(a).

NABISCO STOCK.  The Class A Common Stock of Nabisco.

NOTES. The Performance Notes that RJRN (or Nabisco, in the case of Nabisco Performance Notes) may issue to directors, officers and employees of the Companies and their subsidiaries during the first 90 days of 19998 pursuant to its Annual Incentive Award Plan.

NOTE VALUE.  The value of a Note as determined pursuant to Section 3(b).

PAYMENT VALUE. For any Appreciation Right, the excess of its Note Value over its Initial Value.

PERFORMANCE MEASURES. The performance objectives for a Company that are used in Valuation Formulas to determine Payment Values for the Company's Notes.

PERFORMANCE PERIOD.  January 1, 19987 through December 31, 20012.

RJRN COMMON STOCK.  The Common Stock of RJRN Holdings.

SPINOFF. The payment of a dividend or the making of a distribution by RJRN Holdings to all holders of RJRN Common Stock that consists of the capital stock of any of its subsidiaries which accounts for all or substantially all of RJRN Holdings' interest in either of its two principal lines of business as of the date hereof.

VALUATION FORMULAS. The formulas used to value Notes as of December 31 in each year in the Performance Period.

VALUATION NOTICE. The notice setting forth Note Values and Payment Values described in Section 3(c).



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